Deloitte & Touche LLP
Certified Public Accountants
Suite 2500
100 Southeast Second Street
Miami, Florida 33131-2135
Telephone: (305) 358-4141
Facsimile: (305) 372-3160

April 6, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of the Deltona Corporation dated April 2, 1998.

Very truly yours,


/S/Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP